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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 02, 2026

Overland Advantage

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01698	92-6424189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue 11th Floor
New York, New York		10152-0002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 672-5088

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Overland Advantage (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend the cover page of the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on July 9, 2026 (the “Original Form 8-K”) to correct the typographical error contained in the Original Form 8-K and is hereby amended solely to correct the Date of Report on the cover page, which was incorrectly stated as October 30, 2025. The correct Date of Report is July 2, 2026. The disclosure of the erroneous date on the cover page in the Original Form 8-K reflected a scrivener’s error. Other than correction of the erroneous date on the cover page, no other changes to the Original Form 8-K are made by this Amendment.

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2026, Overland Advantage (the “Company”) entered into an amendment (the “Fourth Amendment”) to that certain Loan and Servicing Agreement (the “Revolving Credit Facility”), dated February 22, 2024 (the “Closing Date”), and as most recently amended on February 21, 2025, by and among Overland Financing MS, LLC, a wholly owned subsidiary of the Company, as borrower (the “Borrower”), the Company, as transferor and as servicer, Morgan Stanley Senior Funding, Inc., as administrative agent, each of the lenders from time to time party thereto, and Wilmington Trust, National Association, as collateral agent, account bank and collateral custodian.

Among other things, the Fourth Amendment extended the end of the revolving period, or the period during which the lenders have committed to make advances to the Borrower, from February 22, 2027 to July 2, 2028, and extended the stated maturity of the Revolving Credit Facility from February 22, 2029 to July 2, 2030. The Fourth Amendment also removed exceptions to certain eligibility criteria and concentration limits for Recurring Revenue Loans (as such term is defined in the Revolving Credit Facility), limiting the Borrower’s ability to invest in Recurring Revenue Loans as Eligible Loans (as such term is defined in the Revolving Credit Facility).

The Fourth Amendment reduced the per annum interest rate that applies during the revolving period from the applicable benchmark (which is currently the forward-looking term rate based on SOFR for a tenor of three (3) months) plus 2.35% to the applicable benchmark plus 1.95% (exclusive, in each case, of additional fees), and also reduced the per annum interest rate that applies following the end of the revolving period from the applicable benchmark plus 2.85% to the applicable benchmark plus 2.45% (exclusive, in each case, of additional fees). The Fourth Amendment also reduced the unused fee from 0.50% of unused commitments per annum to 0.40% of unused commitments per annum (exclusive, in each case, of additional fees).

In addition, the Fourth Amendment revised a financial covenant applicable to the Company that required the Company to have, as of each quarter end, liquidity in excess of the greater of $25 million and 7.5% of the total indebtedness of the Borrower. As amended by the Fourth Amendment, the financial covenant requires the Company to have, as of each quarter end, liquidity in excess of the greater of $30 million and 7.5% of the total indebtedness of the Borrower. The Fourth Amendment also increased the concentration limitation for Second Lien Loans and FLLO Loans (as each such term is defined in the Revolving Credit Facility) from 15.0% of the Concentration Denominator (as such term is defined in the Revolving Credit Facility) to 25.0% of the Concentration Denominator.

Except as modified by the Fourth Amendment, the Revolving Credit Facility remains in full force and effect. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*

Fourth Amendment to Loan and Servicing Agreement, dated as of July 2, 2026, by and among Overland Financing MS, LLC, as borrower, the Company, as servicer, Morgan Stanley Bank, N.A., as lender, and Morgan Stanley Senior Funding, Inc., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND ADVANTAGE

Date:	July 9, 2026	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian Title: Chief Financial Officer